===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Strategic Solutions Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)
===============================================================================

                         STRATEGIC SOLUTIONS GROUP, INC.
                          1598 WHITEHALL ROAD, SUITE E
                            ANNAPOLIS, MARYLAND 21401

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             -----------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Strategic Solutions Group, Inc. will be held at the office of the Company, 1598 Whitehall Road, Suite E, Annapolis, Maryland, on Tuesday, August 20, 2002 at 10:00 A.M. for the following purposes:

     1. To elect one (1) Class I Director.

     2. To approve the appointment of Grant Thornton L.L.P. as auditors for the fiscal year 2002.

     3. To transact such other business as may properly come before the meeting.

     Only holders of Common Stock of record at the close of business on July 1, 2002 are entitled to notice of and to vote at said meeting and any adjournments thereof.

                                          By order of the Board of Directors,

                                          /s/ Barbara A. Seubott
                                          --------------------------------------
                                          Barbara A. Seubott
                                          Secretary

July 5, 2002
Annapolis, Maryland

-------------------------------------------------------------------------------
If you do not expect to be present at the meeting, please complete, sign and date the accompanying proxy and return it promptly in the enclosed envelope.

                         STRATEGIC SOLUTIONS GROUP, INC.
                          1598 WHITEHALL ROAD, SUITE E
                            ANNAPOLIS, MARYLAND 21401

                           ___________________________

                                 PROXY STATEMENT
                     FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

                                 August 20, 2002

                               GENERAL INFORMATION

         The accompanying proxy is being solicited by the management of Strategic Solutions Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (hereinafter referred to as the "Meeting") to be held at the office of the Company, 1598 Whitehall Road, Suite E, Annapolis, Maryland, on Tuesday, August 20, 2002 at 10:00 A.M.

         This Proxy Statement and the accompanying form of proxy are being first mailed or given to the holders of the Company's Common Stock on or about July 5, 2002.

         At the Meeting, Stockholders of the Company will vote upon: (1) the election of one Class I Director; (2) the appointment of Grant Thornton L.L.P. as auditors for the fiscal year 2002; and (3) such other business as may properly come before the meeting and all adjournments thereof, including such matters as may be duly proposed by Stockholders. The Board of Directors is not aware of any Stockholder proposals that may be presented at the meeting.

VOTING RIGHTS AND VOTES REQUIRED

         Only holders of record of the Company's shares of common stock, par value $.0001 per share (the "Common Stock") at the close of business on July 1, 2002 are entitled to receive notice of, and to vote at, the Meeting and any adjournment thereof. As of the close of business on July 1, 2002, there were 8,592,529 shares of Common Stock issued and outstanding.

         A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each matter considered. Abstentions and Broker non-votes are not counted in determining the number of shares voted for or against a proposal, but are counted in determining the presence of a quorum.

         The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting in person or by proxy, and entitled to vote thereat, will be required to elect the nominee as a Class I Director. The affirmative vote of the holders of the majority of shares present in person or represented by proxy at the meeting will be required to approve the appointment of Grant Thornton L.L.P. as auditors for 2002, to transact such other business as may properly come before the meeting, and to adopt any Stockholder proposal presented at the Meeting.

VOTING OF PROXIES

         Proxies received in proper form by the Board of Directors of the Company will be voted at the Meeting, and any adjournment thereof, as instructed therein by the Stockholders executing such proxies, or if no instructions are given, then such proxies will be voted: FOR the election of the nominee as Class I Director; FOR the approval of the appointment of Grant Thornton L.L.P. as auditors; and in the discretion of persons named in the proxy, on all other matters properly presented at the meeting.

REVOCATION OF PROXIES

         A Stockholder who has given a proxy pursuant to this solicitation may revoke it at any time prior to its exercise at the Meeting. A proxy may be revoked by filing with the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting the shares of Common Stock covered by the Proxy.

SOLICITATION OF PROXIES

         The cost of solicitation of proxies from the Company's Stockholders will be borne by the Company. Solicitation will be primarily by mail. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone or telegram by the directors, officers, employees and agents of the Company. Upon request, the Company will reimburse brokers, nominees, fiduciaries, and custodians for reasonable expenses incurred by them in forwarding proxy material to the beneficial owners of the Company's Common Stock.

                                 PROPOSAL NO. 1
                          ELECTION OF CLASS I DIRECTOR

         The Company's Certificate of Incorporation and Bylaws, as amended, divide the Company's directors into three classes designated as Class I, Class II and Class III, that serve staggered three-year terms that expire at the annual meeting of the Stockholders in the final year of the term. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Directors serve for their term and until their successors are duly elected, or until their earlier resignation, removal from office, or death. The remaining directors may fill any vacancies in the Board of Directors for an unexpired term.

         The Company currently has 4 directors. Timothy Byrne (a former director) resigned on March 31, 2002 for personal reasons. As a result of the resignation of Timothy Byrne, there was a vacancy on the Board. The Board has determined not to fill the vacancy and, by unanimous written consent on June 13, 2002, reduced the number of directors on the Board to 4.

         The 4 directors presently serving on the Board are Ernest A. Wagner, Thomas Stone, John J. Cadigan and Kevin E. Idso. Mr. Wagner is designated as Class I directors and his term expires at the Meeting. Mr. Stone is designated as Class II director and his term expires in 2003. Messrs. Cadigan and Idso are designated as Class III directors and their terms expire in 2004.

         The following table provides information concerning the nominees and each continuing director, the principal occupation or employment of each nominee and continuing director during the previous five (5) years and the year in which each nominee and continuing director initially became a director of the Company.

                                  Position with Company and Principal Occupation or
            Name                         Employment during Past Five Years                          Director Since
--------------------------------------------------------------------------------------------------------------------------
                                   NOMINEE FOR CLASS I DIRECTOR - TERM EXPIRES 2002

Ernest A. Wagner                      President and Chief Operating Officer of the                       2000
Age:  41                              Company from January 2000 to present. Prior
                                      to that, Mr. Wagner was employed by the
                                      Company as President of the Company's
                                      Multimedia Division from 1998 to 2000, as
                                      Vice President of the Company's Multimedia
                                      Division, from 1997 to 1998 and employed in
                                      various positions with the Company from 1994
                                      to 1998.

                     CONTINUING CLASS II DIRECTOR - TERM EXPIRES 2003

Thomas Stone              President, Varsity Heavy Duty from 1999 to present.                     2001
Age: 41                   Prior to that, from 1991 to 1998, Mr. Stone was
                          employed by Stone Heavy Duty in various
                          positions, including Vice President, General
                          Manager and Secretary and also served as
                          director.

                     CONTINUING CLASS III DIRECTORS - TERM EXPIRES 2004

John J. Cadigan           Chief Executive Officer, Corporate Secretary and                        1991
Age: 71                   Treasurer of the Company from 1991 to October 2000, and
                          Director and Chairman of the Company from 1991 to
                          present. Prior to joining the Company, Mr. Cadigan was
                          Chairman of Pacific Animated Imaging, Inc. from its
                          inception in May 1989 until its merger with Trans Am
                          Capital Corp. in February 1991.

Kevin E. Idso             Vice President of Research and Development of the                       2001
Age: 39                   Company from March 1997 to present and an officer of
                          the Company from January 2000 to present.
                          Prior to that, Mr. Idso was employed by the
                          Company as Director of Research &Development
                          from 1994 to 1997 and as a senior programmer
                          from 1989 to 1994.

Meetings of the Board of Directors and Standing Committees

         During 2001, the Board of Directors held six (6) meetings. No director attended fewer than 75% of the total number of meetings of the Board and committee on which such director served.

         The Company has three (3) standing committees, the Executive Committee, the Compensation Committee, and the Audit Committee.

         The members of the Executive Committee are John J. Cadigan and Thomas Stone. The Executive Committee has the power and authority to act on behalf of the Board of Directors in between meetings of the Board of Directors. The Executive Committee held [8] meetings in 2001.

         The members of the Compensation Committee are John J. Cadigan and Thomas Stone. The Compensation Committee has the power and authority to designate, recommend and/or review compensation of the Company's key management personnel and administration of the Company's employee stock option plans. The Compensation Committee held [8] meetings in 2001.

         The members of the Audit Committee are John J. Cadigan and Thomas Stone. The Audit Committee has the power and authority to select the independent certified public accountant, review external and internal auditing procedures and policies, review compensation paid to auditors and make recommendations and/or implement changes with respect to the foregoing. The Audit Committee held [8] meetings in 2001.

         Members of committees serve until the next annual election and until their successors are fully elected and shall qualify until their earlier death, resignation or removal.

Directors' Compensation

         A director who is an employee of the Company receives no additional compensation for services as a director or for attendance at or participation in meetings.

         On May 8, 2001, the Board of Directors changed the manner in which non-employee directors would be compensated. After this date, each non-employee director is paid $1,000.00 for each quarter of the Company's fiscal year, irrespective of the number of meetings attended by the non-employee director, and each newly elected non-employee director will receive a grant of stock options vesting over a period of three years and exercisable into shares of Common Stock equal to the lesser of (i) 100,000, or (ii) $20,000 divided by the exercise price per share. The exercise price per share of these options will either be the closing price per share on the grant date or the average closing price per share during the 30-day period immediately preceding the trading date, as determined by the Board of Directors in its discretion. The Company will continue to reimburse directors for out-of-pocket expenditures incurred in attending or otherwise participating in board or committee meetings.

         The Company has certain nonqualified stock option plans (the "NQSOPs") that may be used to grant options to directors. On August 21, 2001, at the last Annual Meeting, Stockholders approved the adoption of the Company's 2001 Stock Incentive Plan (the "2001 SIP"). While the NQSOPs and the 2001 SIP do not provide for an automatic annual grant to the directors, our directors may be granted options pursuant to these plans. Under the NQSOPs or 2001 SIPs during the year ended December 31, 2001, 300,000 options were granted to directors.

         The Company has no other arrangements regarding compensation for services as a director.

Executive Compensation

         The following table shows the compensation paid or accrued by the Company or its subsidiaries for the fiscal years ended December 31, 2001, 2000 and 1999 to or for the account of the Chief Operating Officer. No other executive officer of the Company received an annual salary and bonus in excess of $100,000.

                                    Annual Compensation                       Long Term Compensation

    Name and                                                               Restricted
    Principal                                               Other Annual     Stock      Options/      LTIP         All other
    Position            Year        Salary        Bonus     Compensation    Award(s)      SARs       Payouts     Compensation
    --------            ----        ------        -----     ------------    --------      ----       -------     ------------
  Ernest A.             2001      $ 123,668        $0           $0             0               0        0            $0
  Wagner, Chief
  Operating             2000      $ 129,355/(1)/   $0           $0             0               0        0            $0
  Officer &
  Director              1999      $  91,921        $0           $0             0         200,000        0            $0

         (1) Includes $20,000, earned in year 2000, of compensation that was satisfied by the issuance of 200,000 shares of the Company's Common Stock to Mr. Wagner.

Option Grants in 2001

         No options or SARs were granted to the above named executive officer of the Company during the year ended December 31, 2001.

Option Exercises and Fiscal Year End Values

         The following table provides information as to the unexercised options to purchase the Company's Common Stock granted in prior fiscal years to the named officers and the value of said options held by them as of the end of the year.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                                         Number of Securities
                              Shares                    Underlying Unexercised          Value of Unexercised
                           Acquired on    Value               Options/SARs            In-The-Money Options/SARs
             Name            Exercise    Realized         at Fiscal Year End           at Fiscal Year End/(1)/
             ----            --------    --------         ------------------           ----------------------

                                                    Exercisable   Unexercisable     Exercisable   Unexercisable
                                                    -----------   -------------     -----------   -------------
     John J. Cadigan          15,992        ---       910,677            0          $        0    $         0

     Ernest A. Wagner          ---          ---       151,428          80,000       $        0    $         0

(1) Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company's Common Stock on December 31, 2001 was $0.08, based on the closing sales price on the NASD OTC Bulletin Board on December 31, 2001.

Employment Agreements

         The Company and its Chief Operating Officer and President entered into a three-year employment agreement on August 24, 2001, ending on August 31, 2004. The agreement is automatically renewable for an additional three-year period, unless terminated by mutual consent of the parties. Annual compensation in the amount of $125,000 is payable in bi-weekly intervals plus a performance bonus, subject to change each year. No bonus was paid for the year 2001.

Security Ownership Of Certain Beneficial Owners And Management

         The following table presents certain information regarding the beneficial ownership of the Company's Common Stock as of June 14, 2002 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company (one of whom is also the chief operating officer of the Company) and
(iii) all directors and executive officers as a group. As of June 14, 2002, there were 8,592,529 shares of Common Stock issued and outstanding.

                                                                 Amount and Nature of
                       Name of Beneficial Owner                Beneficial Ownership/(1)/     Percent of Class/(2)/
                       ------------------------                ------------------------      --------------------
           Principal Stockholder other than
           --------------------------------
           Executive Officers and Directors:
           --------------------------------

           Michael Damas                                                      599,997              6.985%
               1A Chester Plaza
               Chester, Maryland 21619

           Executive Officers and Directors:
           --------------------------------

           Thomas Stone                                                     4,512,069/(3)/         37.00%

           John J. Cadigan                                                  1,526,954/(4)/         15.00%

           Ernest A. Wagner                                                   991,428/(5)/         11.00%

           Kevin E. Idso                                                       98,600/(6)/          1.00%


           Timothy W. Byrne                                   0/(7)/        *

           All directors and executive officers
           as a group (5 persons)                     7,129,051         64.00%

*        Does not exceed one percent.

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by such persons.

(2) In accordance with the rules of the SEC, each beneficial owner's percentage ownership assumes the exercise or conversion of all options, warrants, other convertible securities and other rights that are (i) held by such person and (ii) exercisable or convertible within 60 days after June 14, 2002.

(3)      Includes (i) 3,362,069 shares issuable upon conversion of debentures,
         (ii) 250,000 shares issuable upon exercise of a warrant, and (iii) 125,000 shares issuable upon exercise of stock options.

(4) Includes (i) 285 shares owned by Mr. Cadigan's wife, (ii) 500,000 shares issuable upon conversion of debentures, and (iii) 910,677 shares issuable upon exercise of options.

(5)      Includes (i) 500,000 shares issuable upon conversion of debentures,
         (ii) 151,428 shares issuable upon exercise of options, and (iii) 40,000 shares issuable upon exercise of options that become exercisable on July 15, 2002.

(6) Includes (i) 74,600 shares issuable upon exercise of options, and (ii) 15,000 shares issuable upon exercise of options that become exercisable on July 15, 2002.

(7) Includes 25,000 shares issuable upon exercise of options. The options expire on July 1, 2002.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of such Common Stock. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are required by Commission rules to furnish the Company with copies of all such reports. To our knowledge, based solely upon a review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our Directors and executive officers have been complied with.

         The Board of Directors recommends to the Stockholders that they vote FOR the proposal to elect Ernest A. Wagner as Class I Director.

                                 PROPOSAL NO. 2
                        APPOINTMENT OF AUDITORS FOR 2002

         Grant Thornton LLP, Certified Public Accountants, served as Strategic Solutions independent auditors for the 2001 fiscal year. Strategic Solutions has been advised by Grant Thornton LLP that none of its members have any financial interest in the corporation. In addition to performing customary audit services, Grant Thornton LLP assisted the corporation with assistance in connection with regulatory matters, charging Strategic Solutions for such services at its customary hourly billing rates. These non-audit services were approved by the corporation's Board of Directors after due consideration of the effect of the performance thereof on the independence of the auditors and after the conclusion by the corporation's Board of Directors that there was no effect on the independence of the auditors.

         Fees for the last annual audit and SAS 71 quarterly reviews totaled $49,750. All other fees totaled $3,665.41.

         The Board of Directors, subject to the approval of the Stockholders, appointed Grant Thornton L.L.P., as independent certified public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2002. A representative of Grant Thornton L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires. Such representative will be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, present at the meeting in person or by proxy, is required for the adoption of this proposal. Unless otherwise directed, proxies will be voted "FOR" approval of this proposal.

         The Board of Directors recommends to the Stockholders that they vote FOR the proposal to approve the appointment of Grant Thornton L.L.P. as independent certified public accountants for 2002.

                        PROPOSALS FOR 2003 ANNUAL MEETING

         Stockholder proposals for the 2003 Annual Meeting must be received at the principal executive offices of the Company, 1598 Whitehall Road, Suite E, Annapolis, Maryland 21401, no later than March 17, 2003, for inclusion in the 2003 Proxy Statement.

                           INCORPORATION BY REFERENCE

         We have incorporated by reference the financial statements and related disclosures contained in the Form 10-KSB filed with the SEC on April 1, 2002. A copy of the Annual Report is being mailed to Stockholders together with this Notice and Proxy Statement. The Annual Report contains consolidated financial statements for the Company and its subsidiaries and the report thereon of Grant Thornton, L.L.P., the Company's independent certified public accountants

                                  OTHER MATTERS

         At the time of preparation of this proxy statement, the Board of Directors is not aware of any matter, except as aforementioned, that will be presented at the meeting. However, if any other business should properly come before the meeting, it is intended that the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

         The Company will provide, upon request, a copy of the Company's Form 10-KSB for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission. Any such request should be in writing and addressed to the Company at 1598 Whitehall Road, Suite E, Annapolis, Maryland 21401 attention: Barbara Seubott, Secretary.

                                                    From the Board of Directors,

                                                    /s/ Barbara A. Seubott
                                                    ----------------------------
Annapolis, Maryland                                 Barbara A. Seubott,
                                                    Secretary

Items to be voted on:

     1. To elect one (1) Class I Director
                       Nominee: Ernest A. Wagner

     2. To approve the appointment of Grant Thornton L.L.P. as auditors for fiscal year 2002.

     3. To transact such other business as may properly come before the meeting.


Addition: Strategic Solutions Group Inc.



Reverse side of Card:

                         STRATEGIC SOLUTIONS GROUP, INC.
   PROXY SOLICITED BY THE BOARD OF DIRECTORS - For Annual Meeting - August 20,
                                      2002

        The undersigned stockholder(s) of Strategic Solutions Group, Inc. ("SSGI") hereby appoint(s) John J. Cadigan, Ernest A. Wagner, Kevin E. Idso, and Thomas D. Stone and each of them, proxies with full power of substitution to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 1598 Whitehall Road, Suite E, Annapolis, Maryland 21401 at 10:00 a.m. and at any and all adjournments thereof, on the matters set forth on the reverse side.

The shares represented hereby will be voted in accordance with the specifications herein, but where a specification is not indicated, the proxy will be voted FOR the election of Ernest A. Wagner as Class I Director; FOR approval of the appointment of Grant Thornton, L.L.P. as auditors for the fiscal year 2002; and in the discretion of persons named in the proxy, on all other matters properly presented at the meeting.

                  (Continued and to be signed on Reverse Side)